FIT N-SAR 4.30.16

Item 77Q(1)(e)

EXECUTION COPY

FINANCIAL INVESTORS TRUST

INTERIM SUB-ADVISORY AGREEMENT

ALPS/WESTPORT RESOURCES HEDGED HIGH INCOME FUND

AGREEMENT, dated as of November 11, 2015, effective November 12, 2015, by and among Westport Resources Management, Inc. (the "Investment  Adviser"), a Connecticut corporation having its principal place of business at 55 Greens Farms Road, Westport, Connecticut 06880, Financial Investors Trust, a Delaware statutory trust (the "Trust"), on behalf of the funds listed in Appendix A hereto, as amended from time to time, each a series of the Trust (each, a "Fund" and collectively, the "Funds"),  and  Amundi Smith Breeden LLC, a limited liability company (the "SubAdviser"), having its principal place of business at 280 South Mangum Street, Suite 301, Durham, North Carolina, 27701.

WHEREAS, the Investment Adviser is registered as an investment adviser under the

Investment Advisers Act of 1940, as amended ("Advisers Act");

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Investment Adviser entered into an Investment Advisory Agreement dated as of December 19, 2013 with the Trust;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Sub-Adviser had a “change of control” event on November 12, 2015 that caused an “assignment” of the Investment Advisory Agreement (the “Assignment”), and a as result, terminated the Investment Advisory Agreement;

WHEREAS, Rule 15a-4 under the 1940 Act permits an interim investment advisory agreement subject to and in conformity the terms of such rule;

WHEREAS, the Trust and the Investment Adviser desire to retain the Sub-Adviser to render investment advisory and other services to some or all of the Funds in the manner and on the terms hereinafter set forth;

WHEREAS, the Investment Adviser has the authority under the Investment Advisory Agreement, subject to the consent of the Trustees of the Trust (the "Trustees"), to select sub advisers for each Fund; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Investment  Adviser and some or all of the assets of each Fund.

NOW, THEREFORE, the Investment Adviser, the Trust and the Sub-Adviser agree as follows:

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1.   APPOINTMENT OF THE SUB-ADVISER

The Investment Adviser hereby appoints the Sub-Adviser to act as a sub-adviser for all or a portion of each Fund, and in accordance with the terms and conditions of this Agreement.

2.   ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by Investment Adviser or by the Trust in writing).  The Sub-Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of the Sub-Adviser.  The custodian will be responsible for the custody, receipt and delivery of securities and other assets of the Fund, and the Sub-Adviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of the Fund.

3.   SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A.

As sub-adviser to each Fund, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Fund allocated to it hereunder and determine the composition of such assets of the Fund, in accordance with the terms of this Agreement, the Fund's  Prospectuses and Statements of Additional Information, as currently in effect and as amended or supplemented from time to time, and subject to the direction, supervision and control of the Investment Adviser and the Trustees of the Trust.

Prior to the commencement  of the Sub-Adviser's services hereunder, the Investment Adviser shall provide the Sub-Adviser with current copies of the Fund's Prospectuses and Statements of Additional Information ("SAl").   The Investment Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to the Fund's Prospectuses and Statements of Additional Information, and the Sub-Adviser will not need to comply until a copy has been provided to the Sub-Adviser. The Investment Adviser undertakes to highlight changes to the Fund's investment objective, policies or restrictions in any supplements,  revisions or updated prospectus or SAl to facilitate compliance with such policies.

B.

The Sub-Adviser is authorized to place orders for the purchase and sale of securities for the Fund with or through such brokers, dealers or banks as the Sub-Adviser may select and, subject to Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), review by the Investment Adviser and the Trustees, and other applicable law, may pay commissions on transactions in excess of the amount of commissions another broker or dealer would have charged.  The Sub-Adviser will seek best execution under the circumstances of the particular transaction taking into consideration the full range and quality of a broker's services in placing brokerage including, among other things, the value of research provided as well as execution

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capability, commission rate, financial responsibility and responsiveness to the Sub-Adviser.  The Sub-Adviser may aggregate sales and purchase orders of securities or derivatives held in the Fund with similar orders being made simultaneously for other portfolios managed by the Sub-Adviser if, in the Sub-Adviser's reasonable judgment, such aggregation shall result in an overall economic benefit to the Fund in accordance with the Sub-Adviser's policies and procedures. A copy of these policies and procedures has been provided to the Investment Adviser.

C.

The Investment Adviser understands and agrees that the Sub-Adviser performs investment management services for various clients and may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken by the Sub-Adviser for the Fund.  The Sub-Adviser's authority hereunder shall not be impaired because of the fact that it may effect transactions with respect to securities for its own account or for the accounts of others which it manages which are identical or similar to securities to which it may effect transactions for the Fund at the same or similar times.

D.

The Sub-Adviser will provide the Investment Adviser and the Trust with copies of the Sub-Adviser's current policies and procedures adopted in accordance with Rule 206(4)-7 under the Advisers Act.  Only to the extent that the Fund(s) are required by the 1940 Act to adopt or ratify the Sub-Adviser's specific policy or procedure, the Investment Adviser will submit such policy or procedure to the Trust's Board of Trustees for adoption or ratification by each of the Funds, with such modifications or additions thereto as the Board of Trustees or the Investment Adviser may recommend  subject to the concurrence of the Sub-Adviser.

E.

The Sub-Adviser  will maintain and preserve all accounts, books and records with respect to the assets of the Fund allocated to it as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules thereunder and shall file with the SEC all forms pursuant to Section 13D, 13F and 13G of the Exchange Act solely on its own behalf(and those filings remain the property of the Sub Adviser), with respect to its investments or holdings. The Fund or Adviser may have its own filing obligation with respect to Forms 13D, 13F, or 13G under the Exchange Act.  The records relating to the services provided under this Agreement shall be the property of the Fund. The Fund, Sub-Adviser or Investment Adviser shall have the right to make copies of such records if required under applicable law.

F.

The Sub-Adviser will, unless and until otherwise directed by the Investment Adviser, exercise all investment rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies in accordance with the Sub-Adviser's then current proxy voting policies. Notwithstanding anything else to the contrary in this Agreement, Sub-Adviser will not compile or file claims or take any related actions on behalf of the Fund or Investment Adviser in any class action, bankruptcy or other legal proceeding related to securities currently or previously held in the Fund. However, Sub-Adviser shall provide factual information in its possession as the Fund or Investment Adviser may reasonably request.

G.

The Sub-Adviser  will make available and provide  information concerning the Sub-Adviser required by the Fund in the preparation of registration statements, reports and other documents required by federal and state securities laws, and such other information as the Fund

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or the Investment Adviser may reasonably request for use in the preparation of such documents, or of other materials necessary or helpful for the distribution of the Fund's  shares, subject to the express use of name approval rights of the Sub-Adviser pursuant to Section 14 of this Agreement. Subject to paragraph 5 of this Agreement, the Fund, Trust, Investment Adviser or principal underwriter shall be responsible for the compliance of promotional materials prepared on behalf of the Fund with applicable laws and rules, including those of any applicable self regulatory organization.

H.

In the performance of its duties and obligations under this Agreement, the Sub- Adviser shall act in conformity with the Fund's  Prospectuses and Statements of Additional Information and with the instructions and directions of the Investment Adviser and of the Board of Trustees and will conform and comply with the applicable requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, as each is amended from time to time.

I.

The Sub-Adviser at its expense will make available to the Trustees and the Investment Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Investment Adviser and the Sub-Adviser, by telephone, in order to review the investment policies, performance and other investment related information regarding a Fund and to consult with the Trustees of the Funds and Investment Adviser regarding each Fund's  investment affairs, including economic, statistical and investment matters related to the Sub-Adviser's duties hereunder, and will provide periodic reports to the Investment Adviser or the Trustees relating to the investment strategies it employs.  The Sub Adviser and its personnel shall also cooperate fully with the commercially reasonable requests of counsel and auditors for, and the Chief Compliance Officers of, the Investment Adviser and the Trust.

J.

The Sub-Adviser will review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis.  The Investment Adviser or the Fund will provide such documents to the Sub-Adviser in a reasonable timeframe prior to the due date.  In addition, the Sub-Adviser and each officer and portfolio manager thereof designated by the Investment Adviser will provide on a timely basis such certifications or sub-certifications as the Investment Adviser or the Fund may reasonably request in order to support and facilitate certifications required to be provided by the Trust's  Principal Executive Officer and Principal Accounting Officer.

K.

The Sub-Adviser will comply with such requirements of the Commodity Exchange Act ("CEA") and regulations of the Commodity Futures Trading Commission ("CFTC") that apply to Sub-Adviser with regard to the Funds, including without limitation filing such notices with the National Futures Association ("NFA") as may be required under the CEA or CFTC regulations.

4.   COMPENSATION OF SUB-ADVISER

The Investment Adviser will pay the Sub-Adviser as compensation for providing services in accordance with this Agreement those fees as set forth in Appendix B.  The

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Investment Adviser and the Sub-Adviser agree that all fees shall become due and owing to the Sub-Adviser promptly after the termination date of the Sub-Adviser with respect to any Fund and that the amount of such fees shall be calculated by treating the termination date as the next fee computation date.  The annual base fee will be prorated for such fees owed through the termination date.  In addition, the Investment Adviser shall be responsible for extraordinary expenses incurred by the Sub-Adviser in connection with the performance of its duties hereunder, including, without limitation, expenses incurred with respect to proxy voting execution, advice and reporting.

5.   LIABILITY AND INDEMNIFICATION

A.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, in the absence of willful misconduct, bad faith or gross negligence, neither the Sub-Adviser nor any of its officers, affiliates, employees or consultants (its "Affiliates")  shall be liable for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) incurred or suffered by the Investment Adviser, the Fund or the Trust as a result of any error of judgment or for any action or inaction taken in good faith by the Sub-Adviser or its Affiliates with respect to each Fund.

B.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Investment Adviser shall indemnify and hold harmless the Sub-Adviser, its officers, employees, consultants, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) (collectively, "Sub-Adviser  Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject at common law or otherwise, arising out of the Sub-Adviser's action or inaction or based on this Agreement; provided however, the Investment Adviser shall not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) due to (i) any breach by the Sub-Adviser of a Sub-Adviser representation or warranty made herein, (ii) any willful misconduct, fraud, reckless disregard or gross negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder or (iii) any untrue statement of a material fact contained in the Prospectuses or Statements of Additional Information, proxy materials, advertisements or sales literature, if  such statement was made in reliance upon information furnished to the Investment Adviser by the Sub-Adviser in writing and intended for use therein.

C.

Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Sub-Adviser shall indemnify and hold harmless the Fund and the Trust, their officers, employees, consultants, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) (collectively, "Fund Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Fund Indemnitees may become subject at common law or otherwise, arising out of the Sub-Adviser's action or inaction or based on this Agreement; provided however, the Sub Adviser shall not indemnify or hold harmless the Fund Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) due to (i) any breach by

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the Fund or the Trust of a Fund representation or warranty made herein or (ii) any willful misconduct, fraud, reckless disregard or gross negligence of the Fund or Trust in the performance of any of its duties or obligations hereunder.

E.

Notwithstanding anything in this Agreement to the contrary contained herein, the Sub-Adviser shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Investment Adviser or the Trust resulting from any event beyond the reasonable control of the Sub-Adviser or its agents, including but not limited to nationalization, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection  or revolution; or acts of God, or any other similar event.

F.

No Trustee or shareholder of the Trust shall be personally liable for any debts, liabilities, obligations or expenses incurred by, or contracted for under this Agreement.

G.

The Investment Adviser, the Trust and the Funds (collectively "Customer") understand that certain provisions of this Agreement including, without limitation, this section of this Agreement, may serve to limit the potential liability of the Sub-Adviser. Customer has had the opportunity to consult with Sub-Adviser as well as, if desired, its professional advisors and legal counsel as to the effect of these provisions. Customer further understands that certain federal and state securities laws including, but not limited to, the Advisers Act, may impose liability or allow for legal remedies even where the Sub-Adviser has acted in good faith and that the rights under those laws may be non-waivable. Nothing in this Agreement shall, in any way, constitute a waiver or limitation by Customer of any rights which may not be so limited or waived in accordance with applicable law.

6.   REPRESENTATIONS AND WARRANTIES OF THE INVESTMENT ADVISER

 The Investment Adviser represents, warrants and agrees that:

A.        The Investment Adviser has been duly authorized by the Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

B.        The Investment Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Sub-Adviser with a copy of such code of ethics.

C.

The Investment Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement, (iii) has met and will seek to

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continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the full power and authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

D.

The Investment Adviser acknowledges receipt of Part 2A of the Sub-Adviser's Form ADV at least 48 hours prior to entering into this Agreement, as required by Rule 204-3 under the Advisers Act.

E.

The Investment Adviser shall provide (or cause the Trust's custodian to provide) timely information to the Sub-Adviser regarding such matters as the composition to assets in the portion of each Fund managed by the Sub-Adviser, cash requirements and cash available for investment in such portion of each such Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perform its duties hereunder.

F.

The Investment Adviser is not required to be registered with the CFTC as a futures commission merchant, introducing broker, commodity pool operator, commodity trading advisor or leverage transaction merchant, as such terms are defined in the by-laws and rules of the NFA.

G.

The Investment Adviser is not required to be registered as a member of the NFA.

7.   REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust represents, warrants and agrees as follows:

A.

The Fund is a series of the Trust that is duly registered as an open-end investment company under the 1940 Act.

B.

The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Trust of this Agreement.

C.

The execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust's  Trust Instrument, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

D.        The Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Investment Adviser and the Sub-Adviser with a copy of such code of ethics.

E.

This Agreement is a valid and binding Agreement of the Trust, enforceable against it in accordance with the terms hereof.

8.   REPRESENTATIONS AND WARRANTIES OF THE SUB-ADVISER

The Sub-Adviser represents, warrants and agrees as follows:

A.

The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement, (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the full power and authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B.

The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of such code of ethics.  Within forty five (45) days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Sub-Adviser shall certify to the Investment Adviser and the Trust that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation.  Upon the written request of the Investment Adviser or the Trust, the Sub Adviser shall provide reasonable periodic certifications regarding compliance with its Code, and annually will provide copies of internal or external assessments that include descriptions of testing of, and Sub-adviser's compliance with its, Code of Ethics, including the Sub-Adviser's Chief Compliance Officer's ("CCO") annual report required under the Advisers Act.

C.

Upon written request, the Sub-Adviser shall provide a certification to the Fund to the effect that the Sub-Adviser has adopted and implemented policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons of the Advisers Act.

D.

The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

E.

The Sub-Adviser acknowledges that the Investment Adviser and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Sub-Adviser agrees not to consult with (i) other sub-advisers to a Fund, if any, (ii) other sub advisers to any other fund of the Trust, or (iii) other sub-advisers to an investment company under common control with any Fund, concerning transactions for a Fund in securities or other assets.

F.

This Agreement is a valid and binding Agreement of the Sub-Adviser, enforceable against it in accordance with the terms hereof.

G.

The Sub-Adviser is registered with the CFTC in all capacities, if any, in which the Sub-Adviser is required under the CEA and the CFTC's regulations to be so registered and is registered with the NFA if required to be a member thereof.

9.   NON-EXCLUSIVITY

The services of the Sub-Adviser to the Investment Adviser, the Fund(s) and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities.  It is understood and agreed that the directors, officers and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees or employees of any other firm or corporation.

10. SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by the Sub Adviser hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require a written advisory agreement pursuant to the 1940 Act.  In particular, the Sub-Adviser may engage investment personnel associated with its control affiliates to assist it with providing its services under this Agreement, provided that Sub-Adviser will remain liable to the Trust at all times for the performance of its obligations under the Agreement, will remain responsible for the acts and omissions of such control affiliates and will provide prior notice of use of any investment personnel. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Investment Adviser nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

11. TERMINATION OF AGREEMENT

This Agreement shall continue in effect for one hundred fifty (150) days from the effective date of the Assignment (the “Term”).  This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by a vote of the majority of the Trustees or by the vote of a majority of the outstanding voting securities of such Fund on ten (10) days' prior written notice to the Investment Adviser, or the Investment Adviser on sixty (60) days' prior written notice to the Sub-Adviser.  In addition, this Agreement may be terminated with respect to any Fund by the Sub-Adviser upon sixty (60) days’ prior written notice to the Investment Adviser.  This Agreement will automatically terminate, without the payment of any penalty, in the event the Investment Advisory Agreement between the Investment Adviser and the Trust is assigned (as defined in the 1940 Act) or terminates for any other reason.  The Investment Adviser shall endeavor to provide notice to the Trust and to the Sub-Adviser of any pending termination or assignment of the Investment Advisory Agreement as soon as reasonably practicable.  This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this

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Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice.

12. AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the 1940 Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties with respect to any Fund only if such amendment, if material, is specifically approved by the vote of a majority of the outstanding voting securities of such Fund (unless such approval is not required by Section 15 of the 1940 Act as interpreted by the SEC or its staff or unless the SEC has granted an exemption from such approval requirement) and by the vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.  The required shareholder approval shall be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of any other Fund affected by the amendment or all the Funds of the Trust.  Additional funds may be added to Appendix A by written agreement of the Investment Adviser and the Sub-Adviser.

13. ASSIGNMENT

The Sub-Adviser shall not assign this Agreement.  Any assignment (as that term is defined in the 1940 Act) of this Agreement shall result in the automatic termination of this Agreement, as provided in Section 11 hereof.  Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of the Sub Adviser except as may be provided to the contrary in the 1940 Act or the rules or regulations thereunder.

14. USE OF SUB-ADVISER'S NAME

In connection with the promotion and provision of information about the Fund or Trust, Sub-Adviser shall provide to the Trust or Investment Adviser upon reasonable request information relating to Sub-Adviser and its services to the Fund for inclusion in any promotional or disclosure materials. The Trust and Investment Adviser will not use Sub Adviser's name or make any statements relating to Sub-Adviser or its affiliates in any such promotional or disclosure materials until Sub-Adviser has reviewed and approved the materials prior to their first use. Such approval will not be unreasonably withheld or delayed. Prior approval is not necessary for materials that merely list the Sub-Adviser as the sub-adviser to the Fund. The Trust and Investment Adviser may not use the logo of Sub-Adviser or any affiliate in any promotional materials without the prior approval of Sub-Adviser, which Sub-Adviser may grant or withhold in its sole discretion.

15.  NOTICE OF CHANGE OF STATUS

The Investment Adviser agrees to provide prompt written notice to all other parties to this Agreement in the event its representations in sections 6F and 6G herein cease to be materially

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accurate.  The Sub-Adviser agrees to provide prompt written notice to all other parties to this Agreement in the event its representation in section 8G herein ceases to be materially accurate.

16. ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.

17. HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

18. NOTICES

All notices required to be given pursuant to this Agreement shall be delivered or mailed to the address listed below of each applicable party (i) in person, (ii) by registered or certified mail, or (iii) delivery service, providing the sender with notice of receipt, or to such other address as specified in a notice duly given to the other parties. Notice shall be deemed given on the date delivered if sent in accordance with this paragraph.

For:

Westport Resources Management, Inc.

55 Greens Farms Road, Westport, Connecticut 06880

Attention: Jeffrey Sargent, Chief Compliance Officer

For:

Amundi Smith Breeden LLC

280 South Mangum Street, Suite 301

Durham, North Carolina, 27701

Attention:  Senior Executive Vice President, Marketing & Client Service

For:

Financial Investors Trust

1290 Broadway, Suite 1100

Denver, CO  80203

Attention:  General Counsel

19. SEVERABILITY AND SURVIVAL

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.  Sections 5, 17 and 22 shall survive the termination of this Agreement.

20. GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the conflicts of laws provisions of that state, or any of the applicable provisions of the 1940 Act.  To the extent that the laws of the State of

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Colorado, or any of the provisions in this Agreement, conflict with applicable provisions of the 1940 Act, the latter shall control.

21. INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act.  Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated persons," as used herein shall have the meanings assigned to them by Section 2(a) of the 1940 Act.  In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

22. CONFIDENTIALITY

Each party shall treat as confidential all Confidential Information of the other (as that term is defined below) and may use or disclose to third parties such information (i) in reasonable furtherance of the purposes of this Agreement, or (ii) pursuant to legal or regulatory requirement, governmental order or process or as required by a regulatory or self-regulatory authority with jurisdiction.  For purposes of this Agreement, Confidential Information shall include all non public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party.  Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, (iii) was known to the applicable party at the time of the disclosure, or (iv) were developed by the applicable party without use of any of the other party's Confidential Information.

23.  CONTRACTING AUTHORITY

The Sub-Adviser may, subject to the review and approval of the Fund, negotiate and enter into agreements and contracts (including, but not limited to, brokerage agreements, International Swap Dealers Association ("ISDA")  master agreements and schedules thereto, futures agreements, Master Securities Forward Transaction Agreements, other master agreements, other transaction agreements, investment transactions, confirmations of investment transactions and related documents for investment transactions), and make representations

(including representations regarding the purchase of securities or other assets for investment) that the Sub-Adviser deems appropriate to carry out its duties and services hereunder.

24. CEA 4.7 EXEMPTION

The Fund consents to the accounts of the Fund being managed by the Sub-Adviser as an

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exempt account under Commodity Futures Trading Commission Rule 4.7.

This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

PURSUANT TO AN EXEMPTION  FROM THE COMMODITY  FUTURES TRADING COMMISSION IN CONNECTION  WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN AN ADVISORY PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF THE COMMODITY TRADING ADVISER DISCLOSURE.  CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS ADVISORY PROGRAM OR THIS AGREEMENT.

25. SPECIAL PROVISIONS REQUIRED UNDER RULE 15a-4

A.

Compensation earned under the Agreement will be held in an interest-bearing escrow account with the Fund’s custodian or a bank.

B.

If a majority of the Fund’s outstanding voting securities approve a  contract with the Sub-Adviser within the Term, the amount in the escrow account (including the interest earned) will be paid to the Sub-Adviser; and

C.

If a majority of the Fund’s outstanding voting securities do not approve a contract with the Sub-Adviser within the Term, the Sub-Adviser will be paid, out of the escrow account, the lesser of (1) any costs incurred in performing the interim contract (plus interest earned on that amount while in escrow); or (2) the total amount in the escrowed account (plus interest earned).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

WESTPORT RESOURCES MANAGEMENT, INC.

By: /s/ Mark R. Tonucci

Name:

Mark R. Tonucci

Title: Managing Director/PM

AMUNDI SMITH BREEDEN LLC

By: /s/ Stephen A. Eason

Name:

Stephen A. Eason

Title: Senior Executive Vice President

FINANCIAL INVESTORS TRUST

By: /s/ Edmund J. Burke

Name: Edmund J. Burke

Title: President

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FIT N-SAR 4.30.16

Item 77Q(1)(e)

EXECUTION COPY

APPENDIX A TO

SUB-ADVISORY AGREEMENT

ALPS/Westport Resources Hedged High Income Fund

FIT N-SAR 4.30.16

Item 77Q(1)(e)

EXECUTION COPY

APPENDIX B TO

SUB-ADVISORY AGREEMENT

In consideration for the services to be performed under this Agreement, the Sub-Adviser shall receive from the Investment Adviser from the management fee paid by the Trust to the Investment Adviser under the Investment Advisory Agreement an annual management fee, accrued daily at the rate of 1/365th of the applicable advisory fee rate and payable monthly as soon as practicable after the last day of each month in the amount of one percent of the average daily net assets allocated to the Sub-Adviser.

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